EXHIBIT 10.2

SCHEDULE A TO EXHIBIT 10.1

The following individuals entered into Executive Group Life Split Dollar Plans with The Ohio Valley Bank Company identified below which are identical to the Executive Group Life Split Dollar Plan, dated December 31, 2011, between Thomas E. Wiseman and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

Larry E. Miller II	August 19, 2009

Jeffrey E. Smith	August 20, 2009

Katrinka V. Hart-Harris	August 21, 2009